April 22, 2024 First Quarter 2024 Financial Review

2 Forward-Looking Statements; Use of Non-GAAP Financial Measures Forward Looking Information This presentation includes “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and assumptions regarding future events or determinations, all of which are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, performance or achievements, industry trends, and results or regulatory outcomes to differ materially from those expressed or implied. Forward-looking statements include, among others: Statements with respect to the beliefs, plans, objectives, goals, targets, commitments, designs, guidelines, expectations, anticipations, and future financial condition, results of operations and performance of Zions Bancorporation, National Association and its subsidiaries (collectively “Zions Bancorporation, N.A.,” “the Bank,” “we,” “our,” “us”); and Statements preceded or followed by, or that include the words “may,” “might,” “can,” “continue,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “forecasts,” “expect,” “intend,” “target,” “commit,” “design,” “plan,” “projects,” “will,” and the negative thereof and similar words and expressions. Forward-looking statements are not guarantees, nor should they be relied upon as representing management’s views as of any subsequent date. Actual results and outcomes may differ materially from those presented. Although the following list is not comprehensive, important factors that may cause material differences include: The quality and composition of our loan and securities portfolios and the quality and composition of our deposits; Changes in general industry, political and economic conditions, including elevated inflation, economic slowdown or recession, or other economic challenges; changes in interest and reference rates, which could adversely affect our revenue and expenses, the value of assets and liabilities, and the availability and cost of capital and liquidity; deterioration in economic conditions that may result in increased loan and leases losses; The effects of newly enacted and proposed regulations affecting us and the banking industry, as well as changes and uncertainties in applicable laws, and fiscal, monetary, regulatory, trade, and tax policies, and actions taken by governments, agencies, central banks, and similar organizations, including those that result in decreases in revenue; increases in bank fees, insurance assessments and capital standards; and other regulatory requirements; Competitive pressures and other factors that may affect aspects of our business, such as pricing and demand for our products and services, and our ability to recruit and retain talent; The impact of technological advancements, digital commerce, artificial intelligence, and other innovations affecting the banking industry; Our ability to complete projects and initiatives and execute on our strategic plans, manage our risks, control compensation and other expenses, and achieve our business objectives; Our ability to develop and maintain technology, information security systems and controls designed to guard against fraud, cybersecurity, and privacy risks; Our ability to provide adequate oversight of our suppliers or prevent inadequate performance by third parties upon whom we rely for the delivery of various products and services; Natural disasters, pandemics, catastrophic events and other emergencies and incidents and their impact on our and our customer’s operations and business and communities, including the increasing difficulty in, and the expense of, obtaining property, auto, business, and other insurance products; Governmental and social responses to environmental, social, and governance issues, including those with respect to climate change; Securities and capital markets behavior, including volatility and changes in market liquidity and our ability to raise capital; The possibility that our recorded goodwill could become impaired, which may have an adverse impact on our earnings and shareholders’ equity, but not on our regulatory capital; The impact of bank closures or adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; Adverse news and other expressions of negative public opinion whether directed at us, other banks, the banking industry, or otherwise that may adversely affect our reputation and that of the banking industry generally; Protracted congressional negotiations and political stalemates regarding government funding and other issues, including those that increase the possibility of government shutdowns, downgrades in United States (“U.S.”) credit ratings, or other economic disruptions; and The effects of wars and geopolitical conflicts, such as the ongoing war between Russia and Ukraine, the war in the Middle East, and other local, national, or international disasters, crises, or conflicts that may occur in the future. Factors that could cause our actual results, performance or achievements, industry trends, and results or regulatory outcomes to differ materially from those expressed or implied in the forward-looking statements are discussed in our 2023 Form 10-K and subsequent filings with the Securities and Exchange Commission (SEC) and are available on our website (www.zionsbancorporation.com) and from the SEC (www.sec.gov). We caution against the undue reliance on forward-looking statements, which reflect our views only as of the date they are made. Except to the extent required by law, we specifically disclaim any obligation to update any factors or to publicly announce the revisions to any forward-looking statements to reflect future events or developments. Use of Non-GAAP Financial Measures: This document contains several references to non-GAAP measures, including but not limited to, pre-provision net revenue and the “efficiency ratio,” which are common industry terms used by investors and financial services analysts. Certain of these non-GAAP measures are key inputs into Zions’ management compensation and are used in Zions’ strategic goals that have been and may continue to be articulated to investors. Therefore, the use of such non-GAAP measures are believed by management to be of substantial interest to the consumers of these financial disclosures and are used prominently throughout the disclosures. A reconciliation of the difference between such measures and GAAP financials is provided within the document, and users of this document are encouraged to carefully review this reconciliation.

Key Metrics 3 Financial Performance Highlights  Earning assets continue to reprice in the higher interest rate environment while funding costs increased modestly  We are investing in the business and expanding product capabilities while managing expense growth (1Q expenses include seasonal share-based comp)  Net charge-offs were 0.04% of loans, annualized and remain well below peers  Loss-absorbing capital continues to strengthen, with CET1 at 10.4%, up from 9.9% a year ago  Elevated efficiency ratio largely reflects recent revenue pressure related to accelerated deposit repricing 1Q24 4Q23 Net earnings to common $143 million $116 million Diluted earnings per share (GAAP) $0.96 $0.78 Loan growth Ending 0.6% Average 1.3% Ending 1.6% Average 0.3% Customer deposit growth (excluding brokered) Ending -0.8% Average -1.1% Ending 2.4% Average 3.7% Loan-to-deposit ratio (ending) 78% 77% Net charge-offs / loans (annualized) 0.04% (annualized) 0.06% Return on average tangible common equity1 13.7% 11.8% Common equity tier 1% 10.4% 10.3% Efficiency ratio1 67.9% 65.1% (1) See Appendix for non-GAAP financial measures.

$1.33 $1.11 $1.13 $0.78 $0.96 1Q23 2Q23 3Q23 4Q23 1Q24 Diluted Earnings Per Share Notable Items1: 1Q24:  $(0.07) per share negative impact from FDIC Special Assessment 4Q23:  $(0.46) per share negative impact from FDIC Special Assessment  $(0.05) per share negative impact from Credit Valuation Adjustment (“CVA”) 3Q23:  No items with impact > $0.05 per share during the quarter 2Q23:  $(0.07) per share negative impact from severance expense  $0.07 per share positive impact from gain on sale of property 1Q23:  $(0.06) per share negative impact from tax contingency reserve 4 The additional FDIC special assessment reduced earnings per share by $0.07 in the current quarter Diluted Earnings per Share (1) Items that were $0.05 per share or more. $(0.23) $(0.23) $(0.21) $- $(0.07) 1Q23 2Q23 3Q23 4Q23 1Q24 EPS Impact of Provision for Credit Losses

$3 36 $2 83 $2 80 $1 60 $2 26 $3 41 $2 96 $2 72 $2 62 $2 42 1Q23 2Q23 3Q23 4Q23 1Q24 Pre-provision net revenue (PPNR) (non-GAAP) Adjusted PPNR (non-GAAP) Pre-Provision Net Revenue (“PPNR”) Linked-quarter decline in Adjusted PPNR primarily from increased noninterest expense due to seasonality in compensation (1) PPNR includes taxable-equivalent revenue; Adjusted PPNR adjusts for items such as severance costs, restructuring costs, amortization of other intangibles, FDIC special assessment, and securities gains (losses). See Appendix for non-GAAP financial measures. PPNR1 ($ millions) 5 Linked quarter (1Q24 vs. 4Q23):  Adjusted PPNR decreased 8%:  Slightly increased net interest income  Stable customer-related noninterest income  Adjusted noninterest expense increase of 4% mainly attributable to seasonal expenses Year-over-year (1Q24 vs. 1Q23):  Adjusted PPNR decreased 29%:  Decrease of 13% in taxable-equivalent net interest income due to higher cost of funding  Increase of 94% in interest expense  Slightly increased adjusted noninterest expense

$679 $591 $585 $583 $586 3.33% 2.92% 2.93% 2.91% 2.94% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% $0 1Q23 2Q23 3Q23 4Q23 1Q24 Net Interest Income (“NII”) and Net Interest Margin (“NIM”) Net Interest Income Net Interest Margin 6 Net interest income rose slightly as earning asset repricing offset a modest increase in funding costs ($ millions) Linked quarter (1Q24 vs. 4Q23):  Net interest income rose slightly  Interest earned on money market & securities decreased $3 million or 2%  Interest earned on loans increased $17 million or 2%  Interest paid on deposits decreased $19 million or 5%  Interest paid on borrowings increased $30 million or 48% Year-over-year (1Q24 vs. 1Q23):  Net interest income declined 14%  Interest income increased $134 million or 15%  Interest expense increased $227 million or 94%  Interest paid on deposits increased $294 million  Interest paid on borrowings decreased $67 million

Year-Over-Year (1Q24 vs. 1Q23) Net Interest Margin (“NIM”) 7 The net interest margin has been relatively stable for the past four quarters Loans Deposits Money Mkt & Securities Borrowings Free Funds1 1Q23 1Q24 Linked Quarter (1Q24 vs. 4Q23) 4Q23 1Q24 Loans Deposits Money Mkt & Securities Borrowings Free Funds1 Earning asset yields continue to improve while rate of increase on liabilities slows (1) The impact of noninterest-bearing sources of funds on the net interest margin is calculated as the difference between interest earning assets and interest-bearing liabilities divided by earnings assets multiplied by rate paid on interest bearing liabilities.

$151 $162 $157 $150 $151 1Q23 2Q23 3Q23 4Q23 1Q24 Noninterest Income and Revenue 8 Customer-Related Noninterest Income (1) Stable noninterest income attributable to higher Capital Markets fees offsetting modest declines in other categories (1) Reflects total customer-related noninterest income, which excludes items such as fair value and non-hedge derivative income, securities gains (losses), and other items, as detailed in the noninterest income information located in the earnings release. (2) Adjusted revenue is the sum of taxable-equivalent net interest income and noninterest income less adjustments. It excludes the impact of securities gains/losses and fair value and non-hedge derivative income. See Appendix for non-GAAP financial measures. ($ millions) $8 39 $7 80 $7 65 $7 31 $7 42 $8 50 $7 90 $7 65 $7 51 $7 53 1Q23 2Q23 3Q23 4Q23 1Q24 Total Revenue (GAAP) Adjusted Revenue (Non-GAAP) Total Revenue (2) ($ millions)

$5 12 $5 08 $4 96 $5 81 $5 26 $5 09 $4 94 $4 93 $4 89 $5 11 59.9% 62.5% 64.4% 65.1% 67.9% 1Q23 2Q23 3Q23 4Q23 1Q24 NIE (GAAP) Adjusted NIE (Non-GAAP) Efficiency Ratio ($ millions) Noninterest Expense 9 Adjusted noninterest expense increased linked quarter due to seasonal increases in compensation  Total noninterest expense decreased $55 million linked quarter and includes an additional $13 million of FDIC special assessment ($90 million accrued during 4Q23)  Adjusted noninterest expense increased $22 million linked quarter, mainly driven by seasonal increases in compensation  Adjusted noninterest expense was up 0.4% compared to prior year quarter, reflecting ongoing expense management efforts Notable items in:  1Q24: $13 million FDIC special assessment  1Q24: $12 million increase in share-based compensation  4Q23: $90 million FDIC special assessment  2Q23: $13 million severance expense  1Q23: $13 million increase in share-based compensation Noninterest Expense (NIE) (1) (1) Adjusted for items such as severance costs, restructuring costs, FDIC special assessment, and other real estate expense. See Appendix for non-GAAP financial measures. (1)

$56.2 $56.7 $57.0 $57.1 $57.9 5.30% 5.65% 5.84% 5.94% 6.06% $0.0 $25.0 $50.0 $75.0 $100.0 1Q23 2Q23 3Q23 4Q23 1Q24 Average Loan and Deposit Balances Average Total Loans Yield on Total Loans Average Total Deposits Cost of Total Deposits 10 Yield on loans continued to rise as rates reset in a higher-rate environment while total cost of deposits was flat $35.8 $39.8 $47.8 $49.1 $47.8 $34.4 $29.8 $27.9 $26.9 $25.5 $70.2 $69.6 $75.6 $75.9 $73.4 0.47% 1.27% 1.92% 2.06% 2.06% $0.0 $25.0 $50.0 $75.0 $100.0 1Q23 2Q23 3Q23 4Q23 1Q24 Average Noninterest-bearing deposits Average Interest-bearing deposits ($ billions) ($ billions) Zions’ average cost of total deposits reflect a total deposit beta1 of 39% and an interest-bearing deposit beta of 60% (1) Deposit beta compares the change in the cost of deposits vs. the change in the target fed funds rate relative to 4Q21.

$64 $66 $69 $71 $70$5 $8 $6 $4 $4 $13 $6 $5 $5 $5 - 10 20 30 40 50 60 70 80 90 100 1Q23 2Q23 3Q23 4Q23 1Q24 Ending deposits declined ~$720 million vs. 4Q23; customer deposits decreased ~$580 million 1Q24 total funding costs increased 9 basis points due to higher average short-term borrowings  Noninterest-bearing demand deposits declined $1.1 billion, or 4.2% linked-quarter  Brokered deposits were flat linked-quarter  Short-term borrowings have been reduced by $8 billion since their peak in 1Q23 Deposit Balance and Borrowing Trends Average Deposits and Borrowings ($ billions) Ending Deposits and Borrowings $69 $63 $68 $70 $69 $1 $7 $8 $6 $4 $13 $13 $5 $5 $7 1.17% 1.88% 2.10% 2.25% 2.34% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% - 10 20 30 40 50 60 70 80 90 100 1Q23 2Q23 3Q23 4Q23 1Q24 ($ billions) 11

# Securities & Money Market Investments

*The bank has strong on-balance sheet liquidity*

## Total Securities Portfolio and Money Market Investments

*(period-end balances)*



($ billions)
$3.4
$22.6
$2.3
$21.6
$3.1
$20.7
$2.4
$20.7
$2.6
$20.2
1Q23
2Q23
3Q23
4Q23
1Q24
Percent of earning assets
32%
30%
30%
29%
28%
Total Securities
Money Market Investments

## The investment portfolio is designed to be a storehouse of balance sheet liquidity

- Principal and prepayment-related cash flows from securities were $712 million for the quarter
- The composition of the investment portfolio allows for deep on-balance sheet liquidity through the repo market
- Approximately 90% of securities are U.S. Government and U.S. Government Agency/GSE securities

## The investment portfolio is also used to balance interest rate risk

- The estimated deposit duration at March 31, 2024 is assumed to be longer than the loan duration (including swaps); the investment portfolio brings balance to this mismatch
- The estimated price sensitivity of the securities portfolio is 3.6 percent (including the impact of fair value hedges) compared to 4.1 percent in the prior year quarter

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-0.5% 1.8% 2.8% -100 Implied +100 bps 1Q25 vs. 1Q24 Net Interest Income – Outlook & Rate Sensitivity 13 The rate path implied by the forward curve reveals liability sensitivity if short-term rates fall faster than long-term rates (1) Assumes no change in the size or composition of the earning assets excluding derivative hedge activity, while it assumes a change in composition of deposits (a lesser proportion of noninterest-bearing relative to total deposits) (2) This analysis suggests latent interest rate sensitivity of +0.8%, which reflects future changes in net interest income (“NII”) based upon past rate movements that have yet to be fully realized in revenue, and emergent interest rate sensitivity adds +1.0% reflecting changes to NII based upon future rate movements implied by the forward rate curve at 3/31/2024. Net Interest Income Sensitivity Based on the yield curve implied forward path in rates at 1Q24 (Fed Funds Target ends 2024 at 4.75%), net interest income would increase 1.8% in 1Q25 vs. 1Q24: Latent (2) sensitivity: NII estimated to increase by approximately 0.8% in 1Q25 This reflects continued asset repricing along with a total deposit cost increase of approximately 51 basis points by 1Q25, which is consistent with a 49% through-the-cycle beta Emergent (2) sensitivity: NII estimated to increase by approximately 1.0%, in addition to Latent, in 1Q25 +100 and -100 parallel interest rate shocks to the implied forward rate path illustrate moderate rate sensitivity This estimate does not include any changes to the size or composition of earning assets; it reflects existing swap maturities and forward-starting swaps Interest Rate Impacts on Net Interest Income(1)

# Credit Quality

*Net charge-offs remain low, with trailing 12 months net charge-offs at 0.07% of average loans*

## Key Credit Metrics

- Net charge-offs (recoveries), relative to average loans:
  - **0.04%** annualized in 1Q24
  - **0.07%** over the last 12 months
- **0.44%:** NPAs+90[(1)]/loans + OREO
  - **NPA+90 balance increased $26 million** in 1Q24 from 4Q23
- **1.7%:** Classified loans/loans
  - **Classified balance increased $141 million** in 1Q24 from 4Q23, driven primarily by a small number of loans in the commercial portfolio
- **3.3%:** Criticized loans/loans
  - **Criticized balance increased $297 million** in 1Q24 from 4Q23, driven primarily by interest rate pressure in the multifamily portfolio

## Allowance for Credit Losses:

- 1.27% of total loans and leases, up 1 basis point from 4Q23 reflecting incremental reserves for commercial real estate, offset by an improved outlook with respect to the likelihood of recession



Credit Quality Ratios
Criticized / Loans
NPAs + 90 / Loans + OREO
Classified / Loans
ACL / Loans
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
1Q23
2Q23
3Q23
4Q23
1Q24



0.00%
0.32%
0.09%
0.32%
0.10%
0.29%
0.06%
0.00%
0.04%
0.09%
1Q23
2Q23
3Q23
4Q23
1Q24
NCOs / Avg Loans (ann.)
Provision / Avg Loans (ann.)

(1) Nonperforming assets plus accruing loans that were ≥ 90 days past due
Note: Net charge-offs / average loans, and provision / average loans ratios are annualized for all periods shown

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15 Commercial Real Estate Summary ($13.6 billion balance) Term CRE ($10.9B)  Conservative weighted-average LTVs (< 60%)  Maturity distribution: 20% on average annually over next 3 years  Average & median loan size of $3.9 million & < $1 million  Total term CRE portfolio 7.8% criticized; 2.5% classified; 0.4% nonaccrual; 0.7% delinquencies Construction and Land Development ($2.7B)  Land and A&D less than $250 million  Total construction portfolio 3.7% criticized; 0.9% classified; 0.1% nonaccrual; 0.2% delinquencies Office ($1.9B: $1.76B term | $0.2B construction)  70% suburban and 30% Central Business District  Average LTV < 60%  Average & median loan size of $4.6 million & < $1 million  11.0% criticized; 7.6% classified; 1.4% nonaccrual; 2.1% delinquencies  No new office nonaccruals or charge-offs in 1Q24  80% term, 20% construction  Allowance for credit losses: 2.3% of balances / 33% of criticized balances  Portfolio growth has been carefully managed for over a decade through disciplined concentration limits  Granular portfolio with solid sponsor or guarantor support  Diversified by property type and location The commercial real estate portfolio is granular and well diversified Note: Loan-to-value (LTV) calculations reflect most current appraisal in the denominator and the current outstanding balance in the numerator. Multifamily, 28% Industrial, 24%Office, 14% Retail, 11% Hospitality, 5% Residential Construction, 4% All Other CRE, 14% Portfolio Composition As of March 31, 2024

Net Charge-offs annualized, as a percentage of risk-weighted assets (0 .0 1% ) (0 .0 1% ) 0. 01% 0. 04% 0. 06% 0. 16% (0 .0 2% ) 0. 00% 0. 08% 0. 08% 0. 05% 0. 04% (4%) (2%) 0% 2% 4% 6% 8% 10% 12% 14% 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 Capital Strength 16 Loss-absorbing capital remains strong relative to our risk profile; low credit losses relative to CET1 + ACL Common Equity Tier 1 Capital and Allowance for Credit Losses as a percentage of risk-weighted assets 11 .3% 10 .9% 10 .2% 10 .0% 9. 9% 9. 6% 9. 8% 9. 9% 10 .0% 10 .2% 10 .3% 10 .4% 12 .3% 11 .8% 11 .1% 10 .9% 10 .7% 10 .5% 10 .7% 11 .0% 11 .1% 11 .3% 11 .3% 11 .5% 0% 2% 4% 6% 8% 10% 12% 14% 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 Common Equity Tier 1 ACL / Risk-weighted Assets

Financial Outlook (1Q 2025E vs 1Q 2024A), as of April 22nd, 2024 17 Outlook Comments Stable to slightly increasing  Slower near-term growth due to interest rates though customer sentiment and demand improved during the quarter, particularly in commercial pipelines Stable to slightly increasing  Continued stability expected with potential upside, particularly if short-term rates decline; earning assets will continue to reprice upward if interest rates hold Moderately Increasing  Customer-related noninterest income expected to see continued growth from investment in Capital Markets and Wealth Slightly Increasing  Technology costs and investments in the business expected to put mild pressure on noninterest expense Increasing Organically  Continued AOCI improvement Customer-Related Noninterest Income Loan Balances (period-end) Net Interest Income (NII) Common Equity Adjusted Noninterest Expense

Zions Bancorporation Drives Value for its Stakeholders 18 We are determined to help build strong, successful communities, create economic opportunity and help our clients achieve greater financial strength through the relationships we develop and the services we provide. Distinctive Local Operating Model Managing Risk Delivering Value to Our Stakeholders  Transformation of our core systems to a modern, real-time architecture improving banker productivity and customer experience  New digital products and services streamlining our customer interactions  Returning capital to shareholders  Focus on serving small- to medium-sized businesses, resulting in a granular deposit franchise  Local decision making and empowered bankers support strong customer relationships  Ranked third among all U.S. banks in overall 2023 Greenwich Excellence Awards  Have built and maintained a robust risk management team and framework since the global financial crisis  Net credit losses to loan ratio that is consistently in the top quartile of peer banks  Empower every employee to be accountable for assessing and managing risk Across 11 western states, our footprint includes some of the strongest markets in the country  These states create 35% of national GDP  Population and job growth outpace national average Strong Geographic Footprint

 Financial Results Summary  Accumulated Other Comprehensive Income (AOCI)  Balance Sheet Profitability  Loan Growth by Type  Earning Asset Repricing  Interest Rate Swaps  Interest Rate Sensitivity – Parallel Shock Analysis  Allowance for Credit Losses  Loan Loss Severity (NCOs as a percentage of nonaccrual loans)  Credit Metrics: Commercial Real Estate  Coalition Greenwich Customer Satisfaction  Non-GAAP Financial Measures 19 Appendix

# Financial Results Summary

*Improving fundamentals, strong credit quality*

| *(Dollar amounts in millions, except per share data)* | Three Months Ended March 31, 2024 | December 31, 2023 | September 30, 2023 | June 30, 2023 |
|---|---|---|---|---|
| **Earnings Results:** | | | | |
| Diluted Earnings Per Share | $ 0.96 | $ 0.78 | $ 1.13 | $ 1.11 |
| Net Earnings Applicable to Common Shareholders | 143 | 116 | 168 | 166 |
| Net Interest Income | 586 | 583 | 585 | 591 |
| Noninterest Income | 156 | 148 | 180 | 189 |
| Noninterest Expense | 526 | 581 | 496 | 508 |
| Pre-Provision Net Revenue - Adjusted (1) | 242 | 262 | 272 | 296 |
| Provision for Credit Losses | 13 | - | 41 | 46 |
| **Ratios:** | | | | |
| Return on Assets(2) | 0.70 % | 0.57 % | 0.80 % | 0.79 % |
| Return on Common Equity(3) | 10.9 % | 9.2 % | 13.5 % | 13.8 % |
| Return on Tangible Common Equity(3) | 13.7 % | 11.8 % | 17.3 % | 17.8 % |
| Net Interest Margin | 2.94 % | 2.91 % | 2.93 % | 2.92 % |
| Yield on Loans | 6.06 % | 5.94 % | 5.84 % | 5.65 % |
| Yield on Securities | 2.84 % | 2.84 % | 2.73 % | 2.55 % |
| Average Cost of Total Deposits(4) | 2.06 % | 2.06 % | 1.92 % | 1.27 % |
| Efficiency Ratio (1) | 67.9 % | 65.1 % | 64.4 % | 62.5 % |
| Effective Tax Rate | 24.6 % | 16.0 % | 23.2 % | 22.6 % |
| Ratio of Nonperforming Assets to Loans, Leases and OREO | 0.44 % | 0.39 % | 0.38 % | 0.29 % |
| Annualized Ratio of Net Loan and Lease Charge-offs to Average Loans | 0.04 % | 0.06 % | 0.10 % | 0.09 % |
| Common Equity Tier 1 Capital Ratio(5) | 10.4 % | 10.3 % | 10.2 % | 10.0 % |

(1) Adjusted for items such as severance costs, restructuring costs, amortization of other intangibles, FDIC special assessment, and securities gains (losses). See Appendix for non-GAAP financial measures; (2) Net Income before Preferred Dividends used in the numerator; (3) Net Income Applicable to Common used in the numerator; (4) Includes noninterest-bearing deposits; (5) Current period ratios and amounts represent estimates.

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# Accumulated Other Comprehensive Income/Loss (AOCI)

*Projected AOCI improvement reflects relative stability in higher rate environment due to hedging strategy*



Projected AOCI
Actual
Projection
Based on forward curve:
as of 12/31/2023
as of 3/31/2024
$ Billions
$3.1
$2.7
$2.2
$2.2
$1.8
$1.8
4Q22
4Q23
4Q24
4Q25

**The loss in AOCI will decline as the underlying investments pay down and mature**

- **Change in implied forward curve from 12/31/23 to 3/31/24 has a minimal impact to 4Q25 AOCI projection**
- The $2.7 billion Accumulated Other Comprehensive Loss is expected to improve by $900 million, or 30%, from 4Q23 to 4Q25
- This would add 90 basis points to the current tangible common equity ratio, all else equal
- This is approximately $5.50 per share on a book value basis, versus current quarter

1. AFS securities burndown based on path of forward curve at 12/31/23 and 3/31/2024
2. Includes accretion of unrealized losses related to the 4Q22 transfers of AFS securities to HTM

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0.91% 0.79% 0.80% 0.57% 0.70% 1Q23 2Q23 3Q23 4Q23 1Q24 22.7% 17.8% 17.3% 11.8% 13.7% 1Q23 2Q23 3Q23 4Q23 1Q24 Balance Sheet Profitability 22 Profitability impacted by higher funding costs while 4Q23 & 1Q24 include the impact of the FDIC special assessment Return on Assets Return on Tangible Common Equity Return on Tangible Common Equity is a non-GAAP measure. See Appendix for non-GAAP financial measures. Excluding the effect of AOCI from average tangible common equity would result in associated returns of 12.3%, 10.0%, 9.9%, 6.7%, and 8.4% for the periods presented, respectively.

Loan Growth in Detail Loan growth in 1-4 Family Mortgage, Term Commercial Real Estate and Owner Occupied Linked Quarter Loan Balance Growth Total Loans: +0.6% Linked quarter:  Period-end loans increased $330 million or 0.6%  Loan growth in dollars predominantly in 1-4 Family, Term Commercial Real Estate, & Owner Occupied C&I  Balance declines in C&I, Muni, and Consumer Construction G ro w th R at e: L in ke d Q ua rt er , n ot a nn ua liz ed Dollar Growth: Linked Quarter 23 C&I (ex-Oil & Gas), -1% Owner occupied, 1% CRE C&D, 1% CRE Term, 2% Home Equity, 1% 1-4 Family, 4% Energy (Oil & Gas), 2% Municipal, -1% Other, -8% -10% -8% -6% -4% -2% 0% 2% 4% 6% 8% 10% -$300 -$200 -$100 $0 $100 $200 $300 $400 $500 Note: circle size indicates relative proportion of loan portfolio as of 1Q24. ($ millions)

Simulated Repricing Expectations: Earning Assets and Loans 24 A substantial portion of earning assets reset within one year with additional resets in later periods Note: Assets are assumed to experience prepayments, amortization and maturity events, in addition to interest rate resets. 52% 11% 8% 6% 9% 14% 52% 12% 10% 6% 6% 14% ≤ 3m 4-12m 1-2 yrs 2-3 yrs 3-5 yrs > 5 yrs Pe rc en t o f L oa ns Loans: Rate Reset and Cash Flow Profile Loans After Hedging42% 11% 9% 7% 10% 21% 45% 11% 10% 7% 6% 21% ≤ 3m 4-12m 1-2 yrs 2-3 yrs 3-5 yrs > 5 yrs Pe rc en t o f E ar ni ng A ss et s Earning Assets Rate Reset and Cash Flow Profile Earning Assets After Hedging

25 Interest Rate Swaps at March 31, 2024 Swaps are used to balance our interest rate sensitivity Average Outstanding Notional Weighted Average Fixed Rate Received Weighted Average Maturity 4Q22 $8,133 1.91% 8/25 1Q23 $4,433 1.85% 10/24 2Q23 $2,850 2.40% 7/24 3Q23 $2,550 2.37% 8/24 4Q23 $1,450 2.66% 9/24 1Q24 $850 2.53% 3/25 Received-Fixed Rate Loan & Long-Term Debt Cash Flow Hedges (pay floating rate) Average Outstanding Notional Weighted Average Fixed Rate Paid Weighted Average Maturity 4Q22 $1,228 1.83% 4/40 1Q23 $1,228 1.83% 4/40 2Q23 $4,072 3.13% 10/30 3Q23 $5,072 3.27% 4/30 4Q23 $5,071 3.27% 4/30 1Q24 $5,070 3.27% 4/30 Pay-Fixed Rate Securities Portfolio Fair Value Hedges / Fixed Rate Loan Hedges / Short-Term Debt Hedges (receive floating rate) (1) Cash flow hedges consist of receive-fixed swaps hedging pools of floating rate loans. Interest rate sensitivity is managed in part with portfolio interest rate hedges1 In 1Q24, $600 million in Receive-Fixed Swaps matured with an average Fixed Rate of 2.81%

Interest Rate Sensitivity – Parallel Rate Shocks 26 Standard parallel rate shocks suggest asset sensitivity (1) 12-month forward simulated impact of an instantaneous and parallel change in interest rates and assumes no change in the size or composition of the earning assets excluding derivative hedge activity, while it assumes a change in composition of deposits (a lesser proportion of noninterest-bearing relative to total deposits). -6% -2% 2% 5% -6% -3% 4% 7% −200 bps −100 bps +100 bps +200 bps Simulated Net Interest Income Sensitivity (1) as of 12/31/2023 as of 3/31/2024

526 777 914 917 835 695 574 529 553 514 546 590 636 678 711 738 729 736 1.08 1.56 1.66 1.68 1.56 1.30 1.12 1.04 1.09 1.00 1.04 1.09 1.14 1.20 1.25 1.30 1.26 1.27 1/1/20 CECL 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 Allowance for Credit Losses ACL (%) 27 Allowance for Credit Losses (“ACL”) The ACL increase vs. 4Q23 reflects incremental reserves for Commercial Real Estate offset by a less negative economic outlook ($ millions)

8% 14% 16% 18% 22% 23% 28% 28% 34% 35% 47% 49% 52% 55% 58% 60% 60% 67 % W AL M TB CA DE ZI O N FH N BO KF W BS CM A EW BC W TF C KE Y CF G HB AN FI TB SN V CF R RF PN FP CO LB Loan Loss Severity Annualized NCOs / Nonaccrual Loans Five Year Average (2019Q1 – 2023Q4) Annualized NCOs / Nonaccrual Loans Fifteen Year Average (2009Q1 – 2023Q4) 28Source: S&P Global. Calculated using the average of annualized quarterly results. When problems arise, Zions generally experiences less severe loan losses due to strong collateral and underwriting practices 17% 20% 22% 23% 25% 29% 29% 32% 40% 41% 45% 49% 53% 53% 54% 54% 57% 67 % BO KF M TB W AL ZI O N CA DE FH N CM A W BS CF G CF R W TF C KE Y PN FP RF HB AN EW BC SN V FI TB CO LB >1 00% >1 00%

CRE In-Depth Review: Commercial Real Estate 29 Limited tail loan-to-value risk in portfolio; controlled CRE growth Data is updated through 1Q24. LTV calculations in the “Appraised Value” distribution to reflect most current appraisal in the denominator and the outstanding balance in the numerator. For “Indexed Value” data series, we adjust the most recent appraisal based on the REIS Commercial Property Price Indices (specific to local markets). Index is applied to four major CRE property types. Percentages shown of CRE property types do not sum to 100% due to other property types not shown. Zions has modest “tail risk” in its CRE portfolio Term WAVG LTV % of CRE Term % of CRE Construction Multi-family 58% 27% 36% Industrial / Warehouse 57% 24% 22% Office 53% 16% 7% Retail 47% 13% 4% Hospitality 47% 6% 2% Total CRE Portfolio Trends Total CRE Problem Loan Trends as a percentage of total loans 20% 27% 28% 15% 6% 1% 0% 2% 16% 23% 36% 19% 4% 0% 0% 2% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ Term CRE LTVs Appraised vs. Indexed Index Adjusted Most Recent Appraisal 0% 1% 2% 3% 4% 5% 6% 7% 8% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 Criticized % Classified % Nonaccrual % TTM GCO Rate 2.3 2.3 2.4 2.8 2.3 2.7 9.2 9.5 9.6 9.3 10.6 10.9 0.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 16.0 1Q19 1Q20 1Q21 1Q22 1Q23 1Q24 Construction Balances Term Balances

Disciplined Commercial Real Estate Growth Commercial real estate loan growth lags peers due to continued exercise of concentration risk discipline Data as of December 31, 2023; peer growth rates are normalized for significant acquisitions 0 50 100 150 200 250 300 350 1Q 15 2Q 16 3Q 17 4Q 18 1Q 20 2Q 21 3Q 22 4Q 23 ZION Peer Top Quartile Peer Bottom Quartile Indexed: 1Q15 = 100 Commercial Real Estate Excluding Owner Occupied 30 Zions has exercised caution in CRE concentrations for more than a decade and in underwriting standards for many decades.  Key factors for consideration in credit risk within CRE  Measured and disciplined growth compared to peers  Significant borrower equity – conservative LTVs  Disciplined underwriting on debt service coverage  Diversified by geography and asset class  Limited exposure to land

14% 8% 28% 30% 17% 2% 0% 0% 15% 15% 37% 30% 4% 0% 0% 0% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ CRE Office Term LTVs Appraised vs. Indexed Index Adjusted Most Recent Appraisal CRE In-Depth Review: Office ($1.9 billion balance) Data updated through 1Q24. (1) Term Office > $5MM (~80% of portfolio). (2) Based on Loans > $2.5 million, ~90% of portfolio. LTV calculations in the “Appraised Value” distribution to reflect most current appraisal in denominator and outstanding balance in the numerator. For “Indexed Value” data series, we adjust the most recent appraisal based on the REIS Commercial Property Price Indices (at the MSA level). CRE Office portfolio is 14% of total CRE exposure; 3% of total loan exposure  13% decrease in balances YOY via payoffs, loan rebalance, amortization  Median loan size: < $1 million; average loan size: $4.6 million  Allowance for credit losses: 4.0% of balances / 36% of criticized balances  31% variable rate with swap, 15% fixed rate, 54% variable rate w/o swap  Stabilized term office portfolio is 88% leased (weighted average)1  1/3 of portfolio is credit tenant leased2  3/4 Multi-tenant Office2  70% suburban, 30% central business district2  Net charge-offs since 2020 of $1.5 million Office Problem Loan Trends as a percentage of total loans When values are updated based on indexed / current values, office exposure continues to benefit from low LTVs at origination ($ billions) CRE Office Portfolio Trends 0% 2% 4% 6% 8% 10% 12% 14% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 Criticized % Classified % Nonaccrual % TTM GCO Rate 31 0.2 0.1 0.2 0.3 0.2 0.2 2.0 2.1 2.2 2.0 2.1 1.7 1Q19 1Q20 1Q21 1Q22 1Q23 1Q24 Construction Balances Term Balances

CRE In-Depth Review: Office Loans – Distribution of LTV and Loan Maturity Zions is addressing loan level concerns with clients, monitoring covenants, and assessing valuations  Actively managing office portfolio and near-term maturities  Cash flow and leasing are monitored at the loan level to address covenant compliance  Many loans will be extended due to acceptable debt service coverage and LTV ratios  Some loans will likely require paydown of the loan to consider an extension  With few exceptions, there remains adequate equity / value in the properties to allow for additional sponsor support  Office loans often have repayment guaranties, re-margin requirements or cash flow sweep provisions CRE Term Office by Maturity Near term maturities were originated at low LTVs; indexed values show some value decline, with remaining equity value. 32Data is updated through 1Q24. Includes term debt only. Indexed Values derived by adjusting the most recent appraisal based on the REIS Commercial Property Price Indices (at the MSA level). ($ millions) 333 436 242 231 79 439 2024 2025 2026 2027 2028 2029+ 0% 5% 10% 15% 20% 25% 30% 35% 40% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ 2024 & 2025 Maturities: LTVs Appraised vs. Indexed Index Adjusted Most Recent Appraisal

10% 34% 35% 13% 3% 2% 0% 3% 8% 27% 41% 14% 6% 1% 0 3% <=40% 41-50% 51-60% 61-70% 71-80% 81-90% 91-100% 100%+ CRE Multifamily Term LTVs Appraised vs. Indexed Index Adjusted Most Recent Appraisal CRE In-Depth Review: Multifamily ($3.9 billion balance) 33Data is updated through 1Q24. LTV calculations in the “Appraised Value” distribution to reflect most current appraisal in the denominator and the outstanding balance in the numerator. For “Indexed Value” data series, we adjust the most recent appraisal based on the REIS Commercial Property Price Indices (specific to local markets). CRE multifamily portfolio is 28% of total CRE exposure; 7% of total loan exposure  21% increase in balances YOY; construction funding and term conversion  75% term, 25% construction  Median loan size: < $1 million; average loan size: $5.4 million  Allowance for credit losses: 2.3% of total multifamily balances or 23% of criticized balances  18% variable rate with swap, 10% fixed rate, 72% variable rate w/o swap  Multifamily by location – 30% CA, 27% TX, 11% AZ, 9% UT, 23% all other  Increase in criticized due primarily to higher interest rates, construction delays and longer lease up timelines – classified levels remain below 2%  Net Charge-offs since 2020 reflect a net recovery of $1.8 million Multifamily Problem Loan Trends as a percentage of total loans ($ billions) 0% 2% 4% 6% 8% 10% 12% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 Criticized % Classified % Nonaccrual % TTM GCO Rate 1.8 2.1 2.0 2.0 2.6 2.9 0.8 0.6 0.9 0.8 0.6 1.0 1Q19 1Q20 1Q21 1Q22 1Q23 1Q24 Term Balances Construction Balances CRE Multifamily Portfolio Trends

# Zions Finishes Third Nationally in 2023 Greenwich Excellence Awards

*Zions compares favorably to major competitors (JPMorgan, Bank of America, Wells Fargo, US Bank)*

## Coalition Greenwich Customer Satisfaction (2023)
## % Excellent Citations*

(Major Bank Competitors: JP Morgan, Bank of America, Wells Fargo, US Bank)

| | Zions Bancorp | Major Bank Competitors (Average Score) | Highest Major Bank Competitor's Score | Zions' Rank |
|---|---|---|---|---|
| **Middle Market (Revenue of $10MM-$500MM)** | | | | |
| Overall Satisfaction - Customers | 54 | 46 | 53 | 1st |
| Bank You Can Trust | 83 | 53 | 57 | 1st |
| Values Long-Term Relationships | 83 | 53 | 57 | 1st |
| Ease of Doing Business | 64 | 50 | 54 | 1st |
| Digital Product Capabilities | 58 | 41 | 46 | 1st |
| Overall Customer Satisfaction with Bankers | 78 | 55 | 58 | 1st |
| Net Promoter Score** | 52 | 40 | 48 | 1st |

**Greenwich Excellence Awards**

- Ranked ***third among all U.S. banks with 20 overall national Excellence Awards***
- One of only three U.S. banks to average 16 or more wins since the inception of the awards in 2009
- The small business results ($1-10MM revenue) were similar to the middle market results, with even stronger scores in overall satisfaction, ease of doing business and digital product capabilities.

Greenwich
Best Brand
2023

**Greenwich "Best Brand" Awards**

- Won all three brand awards in the Middle Market and Small Business categories
  - Bank You Can Trust
  - Values Long-Term Relationships
  - Ease of Doing Business

Source: 2023 Coalition Greenwich Market Tracking Program Nationwide .
* Excellent Citations are a "5" on a 5 point scale from "5" excellent to "1" poor
** NPS Range: World Class 70+; Excellent 50+; Very Good 30+; Good 0 - 30; Needs Improvement (100) - 0

34

ZIONS BANCORPORATION

35 Non-GAAP Financial Measures In millions, except per share amounts 1Q24 4Q23 3Q23 2Q23 1Q23 Pre-Provision Net Revenue (PPNR) (a) Total noninterest expense $526 $581 $496 $508 $512 LESS adjustments: Severance costs 13 1 Other real estate expense Amortization of core deposit and other intangibles 2 2 2 1 2 FDIC special assessment 13 90 Restructuring costs 1 SBIC Investment Success Fee Accrual (b) Total adjustments 15 92 3 14 3 (c) =(a-b) Adjusted noninterest expense 511 489 493 494 509 (d) Net interest income 586 583 585 591 679 (e) Fully taxable-equivalent adjustments 10 10 11 11 9 (f)=(d+e) Taxable-equivalent net interest income (TE NII) 596 593 596 602 688 (g) Noninterest Income 156 148 180 189 160 (h)=(f+g) Combined Income $752 $741 $776 $791 $848 LESS adjustments: Fair value and nonhedge derivative income (loss) 1 (9) 7 1 (3) Securities gains (losses), net (2) (1) 4 - 1 (i) Total adjustments (1) (10) 11 1 (2) (j)=(h-i) Adjusted revenue $753 $751 $765 $790 $850 (j-c) Adjusted pre- provision net revenue (PPNR) $242 $262 $272 $296 $341 (c)/(j) Efficiency Ratio 67.9% 65.1% 64.4% 62.5% 59.9%

36 Non-GAAP Financial Measures (Continued) In millions 1Q24 4Q23 3Q23 2Q23 1Q23 Return on Average Tangible Common Equity (Non-GAAP) Net earnings applicable to common $143 $116 $168 $166 $198 Adjustments, net of tax: Amortization of core deposit and other intangibles 1 1 1 1 1 (a) Net earnings applicable to common, net of tax $144 $117 $169 $167 $199 Average common equity (GAAP) $5,289 $4,980 $4,938 $4,818 $4,614 Average goodwill and intangibles (1,058) (1,060) (1,061) (1,063) (1,064) (b) Average tangible common equity (non-GAAP) $4,231 $3,920 $3,877 $3,755 $3,550 (c) Number of days in quarter 91 92 92 91 90 (d) Number of days in year 366 365 365 365 365 (a/b/c)*d Return on average tangible common equity (non-GAAP) 13.7% 11.8% 17.3% 17.8% 22.7%